EX99.1

FOR IMMEDIATE RELEASE

Harpoon Therapeutics Reports First Quarter 2022 Financial Results and Provides Corporate Update

SOUTH SAN FRANCISCO, Calif., May 12, 2022 - Harpoon Therapeutics, Inc. (Nasdaq: HARP), a clinical-stage immunotherapy company developing novel T cell engagers, today reported financial results for the first quarter ended March 31, 2022 and provided a corporate update.

“We continue to advance our robust pipeline of T cell engagers and explore their therapeutic potential in areas of unmet medical need,” said Julie Eastland, President and Chief Executive Officer of Harpoon Therapeutics. “We anticipate upcoming milestones in the second half of the year for our lead programs from our TriTAC® platform and our next generation ProTriTAC® T cell engager HPN601 in solid tumors. We look forward to sharing our progress as we work to bring these important therapeutic options to patients.”

First Quarter 2022 Recent Highlights and Upcoming Milestones

Enrollment continues across Harpoon’s portfolio of novel T cell engagers for the treatment of cancer:

Tri-specific T cell Activating Construct (TriTAC®) Platform

HPN328 (DLL3) Phase 1/2 trial in small cell lung cancer (SCLC) and neuroendocrine cancers

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Harpoon plans to present interim clinical results from the ongoing Phase 1 part of the study in a poster presentation at the upcoming American Society of Clinical Oncology Annual Meeting 2022 on June 6 at 8:00 a.m. CT.
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In May 2022, Harpoon entered into a Master Clinical Supply Agreement with F. Hoffmann-La Roche Ltd for the supply of atezolizumab (Tecentriq®) for use in the Company’s planned clinical trials to evaluate HPN328 in combination with atezolizumab for the treatment of patients with SCLC.
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In March 2022, the U.S. Food and Drug Administration (FDA) granted Orphan Drug designation to HPN328 for the treatment of patients with SCLC.
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Harpoon is continuing dose escalation with the goal to identify expansion dose(s) by year-end 2022.

HPN217 (BCMA) Phase 1/2 trial for relapsed, refractory multiple myeloma

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In March 2022, the FDA granted Fast Track designation to HPN217 for the treatment of patients with relapsed, refractory multiple myeloma.
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Compelling initial clinical activity observed in dose escalation phase of ongoing trial. Maximum tolerated dose (MTD) has not been reached and enrollment in escalation cohorts continues in first half of 2022.

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Harpoon plans to initiate a Phase 2 dose expansion trial in the second half of 2022.

HPN536 (MSLN) Phase 1/2a trial for tumors expressing mesothelin

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The dose escalation phase of the ongoing Phase 1/2a clinical trial for cancers expressing mesothelin is ongoing and is expected to be complete by year-end 2022.

ProTriTAC™

ProTriTAC™ is a conditionally active T cell engager platform that is designed to be preferentially active in the tumor. This enables our T cell engagers to address more broadly expressed solid tumor targets across multiple tumor types.

HPN601 (EpCAM)

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HPN601 is the first conditionally active T cell engager based on the ProTriTAC™ platform. EpCAM is expressed in a broad range of solid tumors, including gastrointestinal cancers, potentially enabling HPN601 to address multiple indications with high unmet medical need.
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Harpoon expects to advance HPN601 with an IND submission in the second half of 2022.

TriTAC-XR®

The proprietary TriTAC-XR extended-release T cell engager platform is designed to minimize on-target cytokine release syndrome (CRS), a characteristic of many T cell engagers that can lead to dose limiting toxicities and can reduce the efficacy of these potent anti-tumor drugs.

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In April 2022, preclinical data supporting Harpoon’s TriTAC-XR platform were highlighted in a poster presentation at the American Association for Cancer Research Annual Meeting, demonstrating improved safety by minimizing CRS.

First Quarter 2022 Financial Results

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Harpoon ended the first quarter of 2022 with $112.5 million in cash, cash equivalents and marketable securities compared to $136.6 million as of December 31, 2021. Current cash is expected to fund operations through the first half of 2023.

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Revenue for the quarter ended March 31, 2022 was $5.9 million, compared to $9.0 million for the quarter ended March 31, 2021. The decrease in revenue was primarily due to lower revenue recognized from the Amended and Restated Discovery Collaboration Agreement with AbbVie.

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Research and development (R&D) expense for the quarter ended March 31, 2022 was $20.8 million, compared to $16.2 million for the quarter ended March 31, 2021. The increase primarily arose from higher clinical development and personnel-related expense, which included conducting preclinical studies and clinical trials for HPN328, HPN217 and HPN536.

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General and administrative (G&A) expense for the quarter ended March 31, 2022 was $5.4 million, compared to $4.6 million for the quarter ended March 31, 2021. The increase was primarily attributable to an increase in personnel expenses related to an increase in headcount and other professional services to support Harpoon’s operations as a public company.

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Net loss for the quarter ended March 31, 2022 was $20.3 million, compared to $61.7 million for the quarter ended March 31, 2021. The prior year period included a $50 million legal settlement expense.

About Harpoon Therapeutics

Harpoon Therapeutics is a clinical-stage immunotherapy company developing a novel class of T cell engagers that harness the power of the body’s immune system to treat patients suffering from cancer and other diseases. T cell engagers are engineered proteins that direct a patient’s own T cells to kill target cells that express specific proteins, or antigens, carried by the target cells. Using its proprietary Tri-specific T cell Activating Construct (TriTAC®) platform, Harpoon is developing a pipeline of novel TriTACs initially focused on the treatment of solid tumors and hematologic malignancies. HPN217 targets BCMA and is in a Phase 1/2 trial for relapsed, refractory multiple myeloma. HPN328 targets DLL3 and is in a Phase 1/2 trial for small cell lung cancer and other DLL3-associated tumors. HPN536 targets mesothelin and is in a Phase 1/2a trial for cancers expressing mesothelin, initially focused on ovarian and pancreatic cancers. Harpoon has also developed a proprietary ProTriTAC™ platform, which applies a prodrug concept to its TriTAC platform to create a therapeutic T cell engager that remains inactive until it reaches the tumor. The company’s third proprietary technology platform, extended release TriTAC-XR, is designed to mitigate cytokine release syndrome. For additional information about Harpoon Therapeutics, please visit www.harpoontx.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “could,” “expect,” “look forward,” “plan,” “potential,” “target,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Harpoon Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause Harpoon Therapeutics’ clinical development programs, future results or performance to differ significantly from those expressed or implied by the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about the development and advancement of Harpoon Therapeutics’ platforms and product candidates, including cash sufficiency forecast, progress, timing, scope, design and interim results of clinical trials, ability of TriTAC-XR T cell engager platform to mitigate toxicities, such as cytokine release syndrome, the candidate’s safety and tolerability profile, and other statements that are not historical fact. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during clinical studies, preliminary data and trends may not be predictive of future data or results, may not demonstrate safety or efficacy or lead to regulatory approval by the FDA or other regulatory agencies, clinical trial site activation or enrollment rates that are lower than expected, unanticipated or greater than anticipated impacts or delays due to COVID-19, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, the timing and results of unexpected litigation or other disputes, and the sufficiency of Harpoon Therapeutics’ cash resources. These and other factors that may cause Harpoon Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Harpoon Therapeutics’ filings with the U.S. Securities and Exchange Commission, including under “Risk Factors” in Harpoon Therapeutics’ annual report on Form 10-K for the year ended December 31, 2021 and future filings by Harpoon Therapeutics. Except as required by law, Harpoon Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Contacts:

Harpoon Therapeutics, Inc.

Georgia Erbez

Chief Financial Officer

media@harpoontx.com

ICR Westwicke

Robert H. Uhl

Managing Director

858-356-5932

robert.uhl@westwicke.com

Harpoon Therapeutics, Inc.

Statement of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2022	2021
Revenue
Collaboration and license revenue	$5,906	$9,007
Total revenue	5,906	9,007
Operating expenses
Research and development	20,818	16,216
General and administrative	5,401	4,604
Litigation settlement	—	49,954
Total operating expenses	26,219	70,774
Loss from operations	(20,313)	(61,767)
Interest income, net	40	94
Other expense, net	(48)	(51)
Net loss	(20,321)	(61,724)
Other comprehensive loss:
Net unrealized loss on marketable securities	(41)	(20
Comprehensive loss	$(20,362)	$(61,744)
Net loss per share, basic and diluted	(0.62)	(1.95)
Weighted-average shares used in computing net loss per share, basic and diluted	32,879,188	31,578,636

Harpoon Therapeutics, Inc.

Selected Balance Sheet Data

(Unaudited)

	March 31, 2022	December 31, 2021
	(in thousands)
Cash, cash equivalents, and marketable securities	$112,465	$136,620
Total assets	$132,447	$155,452
Total liabilities	$91,063	$97,382
Total stockholders' equity	$41,384	$58,070